Exhibit 10.58

Certain portions of this agreement have been omitted pursuant to a request for confidential treatment and are replaced herein by ***. The omitted material has been filed separately with the Securities and Exchange Commission.

FIRST AMENDMENT TO AGREEMENT BETWEEN MCA INC. (“MCA”) AND MARVEL CHARACTERS, INC. (“MARVEL”) dated this 29th day of September, 1995.

THE BACKGROUND OF THIS AGREEMENT IS AS FOLLOWS:

A. As of March 22, 1994 MCA and Marvel Entertainment Group, Inc. (“MEG”) entered into an agreement pursuant to which Marvel granted specified rights to MCA for use of Marvel’s Characters in MCA theme parks (the “Agreement”).

B. As of September, 1995, MEG assigned all of its right, title and interest in and to Marvel’s characters, including its interest in the Agreement, to Marvel.

C. The parties have agreed to amend the Agreement as set forth herein.

Now therefore, for good and valuable consideration paid by each to the other, the parties hereto agree as follows:

1. MCA hereby guarantees to Marvel the payment of the annual license fee described in Section V(A) for a period of ten (10) years beginning January 1, 1999. Such sums shall be paid to Marvel as and when due under Section V(A) of the Agreement.

2. MCA hereby guarantees to Marvel that the $*** annual merchandise minimum royalty described in Section V(C) of the Agreement will be paid for a minimum of 10 years beginning at the earlier of (i) the date that the second gate is open or (ii) July 1, 2000. On or before December 31, 1995 MCA shall pay to Marvel the sum of $*** in payment of the guaranteed payments described in this paragraph 2. No CPI increase shall be applicable to the base royalty payment of $*** per year during the first 10 years of such payments, but starting with the 11th year the base of $*** shall be adjusted using the CPI for December 31, 1998 as the base, so that the minimum for the 11th year shall be $*** multiplied by a fraction of the numerator of which is the CPI in effect for the immediately preceding year and the denominator shall be the 1998 CPI. Each year during the first 10 years when payments are due under Section V(C) of the Agreement, MCA will pay excess royalties, if any, due to Marvel based on a $*** base.

3. All defined terms used herein shall have the meaning ascribed to them in the Agreement unless otherwise noted herein. Except as set forth above, the Agreement shall remain in full force and effect unmodified except by the terms of this First Amendment.

4. This document may be signed in counterparts.

In witness whereof the parties have executed this First Amendment to Agreement, as of the day and year first above written.

MCA, INC.

BY:	/s/ Ronald Bension

MARVEL CHARACTERS, INC.

BY:	/s/

Marvel Entertainment Group, Inc. hereby joins in this First Amendment to Agreement for the purpose of acknowledging the assignment of its rights under the Agreement to Marvel Characters, Inc.; and Marvel Entertainment Group, Inc. hereby authorizes and directs MCA, Inc. to make all payments due hereunder, as well as future payments due under the Agreement, to Marvel Characters, Inc.

MARVEL ENTERTAINMENT GROUP, INC.

BY:	/s/ Paul E. Shapiro
Executive Vice-President

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